UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2010

NURX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-26694	87-0681500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o ProElite, Inc.
12121 Wilshire Boulevard, Suite 1001
Los Angeles, CA  90025
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 336-7111

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

On December 21, 2010, the employment agreement dated as of September 21, 2007, by and between the NuRx Pharmaceuticals, Inc. (the “Company”) and Steven Gershick was terminated by the mutual agreement of the Company and Mr. Gershick.  Mr. Gershick had served as Chief Financial Officer and Secretary of the Company. A copy of the employment agreement was previously filed as Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2007.

Item 5.02  Departure of Directors or Certain Officers.

As discussed under Item 1.02 above, effective December 21, 2010, the employment of Steven Gershick was terminated.  Mr. Gershick had served as Chief Financial Officer and Secretary of the Company.

On December 21, 2010, Dr. Carl LeBel resigned as Executive Chairman of the Company’s Board of Directors to pursue other opportunities.  Dr. LeBel was a member of the Nominating Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NURX PHARMACEUTICALS, INC.

Dated: December 23, 2010	By:	/s/ Harin Padma-Nathan
Name: Dr. Harin Padma-Nathan
Title: President and Chief Executive Officer